Exhibit 99.1

MedMen Announces Resignation of Chief Financial Officer

LOS ANGELES, June 16, 2023--(BUSINESS WIRE)--MedMen Enterprises Inc. (“MedMen’’ or the “Company”) (CSE: MMEN) (OTCQX: MMNFF), a premier cannabis retailer with operations across the United States, today announced the resignation of Ana Bowman as Chief Financial Officer, effective June 29, 2023. Bowman has served as CFO since 2022.

“We thank Ana for her leadership and guidance during MedMen’s restructuring. Ana was instrumental in helping us achieve positive adjusted EBITDA for the last two quarters,” said Ed Record, MedMen’s CEO. “We wish her all the best in her future endeavors.”

MedMen has begun a formal search for a new CFO.

ABOUT MEDMEN:

MedMen is a premier American cannabis retailer with an operational footprint in California, Nevada, Illinois, Arizona, Massachusetts, and New York. MedMen offers a robust selection of high-quality products, including MedMen-owned brands MedMen Red, Moss and LuxLyte, through its premium retail stores, proprietary delivery service, as well as curbside and in-store pickup. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content. MedMen believes that a world where cannabis is legal and regulated is safer, healthier, and happier.

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CONTACTS:

Lisa Weser
Trailblaze
MedMen@Trailblaze.co